Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Gloo Holdings, Inc. of our report dated July 23, 2025 relating to the consolidated financial statements of Gloo Holdings, LLC appearing in Gloo Holdings, Inc.’s final prospectus, dated November 18, 2025, which is incorporated herein by reference.

/s/ Crowe LLP

Los Angeles, California

November 19, 2025